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                                                                   EXHIBIT 10.14


                         Patriot National Bancorp, Inc.
                               900 Bedford Street
                               Stamford, CT 06901


                                                _______________, 2005

Registrar and Transfer Company
10 Commerce Drive
Cranford, NJ 07016

Ladies and Gentlemen:

          Patriot National Bancorp, Inc., a Connecticut corporation, proposes to offer for purchase up to ____________ shares of its common stock, $2.00 par value per share (the "Shares"), in connection with a rights offering (the "Offering") to its stockholders and certain standby purchasers and subject to the conditions set forth in the registration statement filed on Form SB-2 (the "Registration Statement") with the Securities and Exchange Commission on ____________, 2005, as such Registration Statement may be amended from time to time.

          We hereby confirm your appointment as our Information Agent in connection with the Offering, and by your signature below you hereby confirm your acceptance of such appointment. You hereby further agree that your authority and actions as Information Agent shall be governed by the terms of this Agreement, as follows.

          1. DUTIES OF INFORMATION AGENT: It is understood and agreed that your primary duties as our Information Agent will include (a) advice to and confidential consultation with us and our authorized representative in connection with the Offering and our related communications; (b) disseminating printed materials relating to the Offering (including all amendments and supplements thereto) to brokers, securities dealers, banks, trust companies, nominees and any stockholder of the Company who may request the same; (c) responding promptly to parties who contact you as our Information Agent requesting information pertaining to the Offering; and (d) initiating calls to stockholders concerning the Offering (should we so elect).

          2. COMPENSATION. In consideration of the services to be performed by you in connection with the Offering, we hereby agree to pay to you a fee of U.S. $____________ plus your ordinary and customary charges for reasonable disbursements and expenses incurred by you in connection with the Offering. We understand that disbursements and expenses include, without limitation all postage, air freight, trucking and other delivery costs relating to the forwarding of our printed materials to brokerage firms, banks and any stockholder of the Company who may request them.

          We acknowledge that our obligations under this Section 2 are not conditioned upon the successful consummation of the Offering or any number of Shares being subscribed to pursuant to the Offering.

          3. INDEMNITY AND FAILURE: (a) We hereby covenant and agree to hold you harmless and to indemnify you against any loss, claim, damage, liability or expense (including reasonable fees and expenses of your legal counsel) arising out of or resulting from the performance of your duties under this

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Agreement; except any such loss, claim, damage, liability or expense arising out of or resulting from your gross negligence or willful material breach of this Agreement.

          (b) Promptly after receipt by you of notice of the commencement of any action, you shall, if a claim in respect thereof is to be made against us, notify us in writing of the commencement thereof, but the omission so to notify us shall not relieve us from any liability which we may have to you. In case any such action shall be brought against you and you shall notify us of the commencement thereof, we shall be entitled to participate therein and, to the extent that we shall wish assume the defense thereof, with counsel satisfactory to you (who shall not, except with your consent, be our counsel), and, after notice from us to you of our election so to assume the defense thereof, we shall not be liable to you for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by you in connection with the defense thereof other than reasonable costs of investigation. We shall not, without your written consent, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution maybe sought hereunder (whether or not you are an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes your unconditional release from all liability arising out of such action or claim and
(ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on your behalf. In addition, you shall not, without our prior written consent, which shall not be unreasonably withheld, effect the settlement of any claim or litigation with respect to which you may seek indemnification from us.

          4. ASSIGNMENT: This Agreement and the appointment as Information Agent hereunder shall inure to the benefit of, and the obligations created thereby shall be binding upon the successors and assigns of the parties hereto, except that if we assign this Agreement, we shall remain liable to you for the prompt and full payment of your fees and expenses, and you may neither assign your rights nor delegate your duties hereunder without our prior written consent.

          5.        INTERPRETATION:

          (a) This Agreement shall be construed and enforced in accordance with the laws of the State of New Jersey.

          (b) If any provision of this Agreement shall be held illegal, invalid or unenforceable by any court, this Agreement shall be construed and enforced as if such provision had not been contained herein and shall be deemed an agreement between us to the full extent permitted by applicable law.

          (c) Section headings have been inserted for convenience of reference only, are not part of this Agreement and shall not be used in any way in the interpretation of any of the provisions hereof.

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          Please acknowledge receipt of this Agreement and confirm the arrangements herein provided by signing and returning the enclosed copy of the undersigned, whereupon this Agreement and the terms and conditions herein provided shall constitute a binding agreement between us.


                                      Sincerely,


                                      By:
--------------------------------         ---------------------------------
Robert F. O'Connell                         Angelo De Caro
Senior Executive Vice President             Chairman of the Board
and Chief Financial Officer                 and Chief Executive Officer


                                      Accepted as of this ________ day of
                                      ______________, 2005


                                      Registrar and Transfer Company


--------------------------------      ------------------------------
(Witness)                             Name:
                                      Title: